DIGITAL ECOSYSTEMS CORP. APPOINTS NEW DIRECTOR

BELLINGHAM, WA, February 28, 2006/MARKETWIRE/ -- Digital Ecosystems Corp. (“Digital”) (OTC BB: DGEO) is pleased to announce the appointment of Dr. Anthony Keith Yeats to its Board of Directors.

Dr. Yeats has participated in the development of numerous exploration stage ventures identifying mineral as well as oil and gas resource opportunities globally. His career has included the role of Chief Geologist, Geophysicist and Team Leader for Royal Dutch Shell in Africa and Indonesia; as Exploration Coordinator for BP’s Global Basin Group, then as Chief Geologist for a number of regional acquisitions undertaken by British Petroleum at a variety of locations throughout the Middle East, Africa, Canada and Europe. Throughout the late 1990’s Dr. Yeats was highly active as the Manager of a consortium undertaking hydrocarbon exploration in Kazakhstan, Azerbaijan, Turkmenistan and Russia where he was responsible for the generation of new ventures, including the acquisition of already existing discoveries.

Recently, Dr. Yeats has been active as both the Vice President of a resource investment company in Canada with exploration interests in gravel, titanium, and kimberlites, and in the development of his own venture undertaking research projects at the University of Cambridge as well as providing consulting expertise for companies in geology and exploration management. Over the years he has developed extensive contacts with the financial community in Edinburgh and London which specialize in the raising of capital for oil and gas ventures particularly from UK, French, Canadian and Middle East sources.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Digital’s business strategy. The words or phrases "would be", "will allow", "intends to", "may result", "are expected to", "will continue", "anticipates", "expects", "estimate", "project", "indicate", "could", "potentially", "should", "believe", "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Digital’s actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks, uncertainties and other factors that are detailed in Digital’s Quarterly and Annual Reports and other documents Digital files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Digital cautions readers not to place undue reliance on such statements. Digital does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Digital’s expectations and estimates.

ON BEHALF OF THE BOARD

Digital Ecosystems Corp

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Gregory L. Lyons, President

Investor Relations Contact: Brad Long 1-866-795-3436